EXHIBIT 23.4

TBPE REGISTERED ENGINEERING FIRM F-1580		FAX (713) 651-0849
1100 LOUISIANA SUITE 3800	HOUSTON, TEXAS 77002-5235	TELEPHONE (713) 651-9191

CONSENT OF RYDER SCOTT COMPANY, L.P.

As independent petroleum engineers, Ryder Scott Company, L.P. hereby consents to the incorporation by reference in this Registration Statement on Form S-4 (Registration No. 333-00000) of EP Energy LLC (the “Registration Statement”) of the reference to us under the heading “Experts” and our report under the captions “Part I. Business — Oil and Gas Properties” and “Part II.  Financial Statements and Supplementary Data —Supplemental Oil and Natural Gas Operations (Unaudited)” and our reserve reports attached as Exhibit 99.5 to this Registration Statement.

/s/ RYDER SCOTT COMPANY, L.P.

RYDER SCOTT COMPANY, L.P.
TBPE Firm Registration No. F-1580

Houston, Texas
September 10, 2012

SUITE 600, 1015 4TH STREET, S.W.	CALGARY, ALBERTA T2R 1J4	TEL (403) 262-2799	FAX (403) 262-2790
621 17TH STREET, SUITE 1550	DENVER, COLORADO 80293-1501	TEL (303) 623-9147	FAX (303) 623-4258